Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 17, 2013

American Equity Investment Life Holding Company

600 Westown Parkway

West Des Moines, Iowa 50266

RE:                           American Equity Investment Life Holding Company
Registration Statement on Form S-3 (File No. 333-184162)

Ladies and Gentlemen:

We have acted as special counsel to American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), in connection with the public offering of $400,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2021 (the “Securities”) to be issued under the Amended and Restated Indenture, dated as of April 22, 2004 (the “Base Indenture”), between the Company and U.S. Bank National Association, as amended by a Supplemental Indenture dated as of July 17, 2013 (the “First Supplemental Indenture”) among the Company, U.S. Bank, National Association and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as further amended by a Supplemental Indenture dated as of July 17, 2013 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee. On July 12, 2013, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)            the registration statement on Form S-3 (File No. 333-184162) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on September

28, 2012 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii)           an executed copy of the Underwriting Agreement;

(iii)          the global certificate evidencing the Securities (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(iv)          an executed copy of the Base Indenture;

(v)           an executed copy of the First Supplemental Indenture; and

(vi)          an executed copy of the Second Supplemental Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Iowa) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements, other than the laws of the State of New York insofar as we express our opinion herein. As to any facts relevant to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion stated herein. Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The Indenture and the Note Certificate are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute the valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)           the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)           we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c)           we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)           except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(e)           we have assumed that the Trustee’s certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee’s authorized officers and that the Note Certificate conforms to the specimen thereof examined by us; and

(f)            to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be subject to, in each case, the exceptions and limitations in such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

In addition, in rendering the foregoing opinion, we have assumed that neither the execution and delivery by the Company of the Transaction Agreements, nor the performance by the Company of its obligations thereunder: (i) conflicts or will conflict with the charter or bylaws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject or (v) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal matters” in the prospectus supplement dated July 12, 2013 and filed with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP